UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2017

Fuse Enterprises Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202948	47-1017473
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 E. Huntington Dr., Suite 105 Arcadia, CA 91006
(Address of principal executive offices)

(626) 353-9991
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is hereby incorporated by reference to this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2017, Fuse Enterprises Inc. (the “Company”) filed a Certificate of Change with the State of Nevada (the “Certificate”) to (i) increase its authorized shares of common stock from 75,000,000 to 375,000,000 and (ii) effect a corresponding 5-for-1 forward stock split of the issued and outstanding shares of the Company’s common stock (the “Stock Split”), par value $0.001 per share (the “Common Stock”), effective upon filing.  Pursuant to Nevada law, the Stock Split and Certificate were approved by the Company’s Board of Directors on May 19, 2017, and no shareholder approval was required.  No fractional shares will be issued in connection with the Stock Split, and the Stock Split will have no effect on the par value of the Company’s Common Stock.  Each shareholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged immediately following the effectiveness of the Certificate. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Shareholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effects of the Stock Split will automatically be reflected in their brokerage accounts. Shareholders holding paper certificates may, but are not required to, send such certificates to the Company’s transfer agent and registrar at the address set forth below:

Island Stock Transfer
15500 Roosevelt Boulevard
Suite 301
Clearwater, Florida 33760
Phone: (727) 289-0010
Facsimile: (727) 289-0069

Island Stock Transfer will issue a new stock certificate reflecting the effects of the Stock Split to each requesting shareholder.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
3.1	Certificate of Change, dated May 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Enterprises Inc.

Date: June 2, 2017	By:	/s/ Choon Kang Roy Tan
Choon Kang Roy Tan
Chief Financial Officer